WAIVER OF RIGHTS
                                       AND
                     FIRST AMENDMENT TO DEBENTURE AGREEMENT

     This Waiver of Rights and First Amendment to Debenture Agreement is entered into effective as of the 30th day of April 1999, between U.S. Wireless Data, Inc., a Colorado corporation (the "Company") and the undersigned holders (the "Holders") of the Company's 6% Convertible Debentures Due July 21, 2000 (the "Debentures") to waive certain rights held by the Debenture holders and to modify and amend the Debenture Agreement relating to the Debentures. RECITALS

          WHEREAS, the Company has issued Debentures in the aggregate face amount of $2,000,000;

          WHEREAS, the Holders hold Debentures in the face amount set forth below its name on the execution page of this Agreement;

          WHEREAS, the Company owes the undersigned accrued but unpaid interest and damages on the Debentures through April 26, 1999 (the "Calculation Date") and has also agreed to prepay the balance of interest that will become payable through June 30, 1999, in the aggregate amount set forth below each Holder's name on the execution page of this Agreement;

          WHEREAS, each of the Holders is willing to waive all defaults related to the Debentures up to the date of this Agreement, if the Company pays such accrued but unpaid interest and penalties in the form of the Company's Series B Cumulative Convertible Redeemable Preferred Stock;

          WHEREAS, Section III of the Debenture Agreement gives the Holders the right to declare the principal and all accrued interest on such Debenture to be immediately due and payable upon the satisfaction of certain conditions;

          WHEREAS, Section IV.D. of the Debenture Agreement gives the Holders the right to require the Company to redeem the Debentures upon the satisfaction of certain conditions and to receive additional consideration in the event the shares of stock underlying the Debenture are not timely registered;

          WHEREAS, the Holders are willing to restrict such rights under Section III and Section IV.D. of the Debenture Agreement in consideration of the Company attempting to raise additional capital by selling the Company's 6% Series B Cumulative Convertible Redeemable Preferred Stock.

          NOW, THEREFORE, in consideration of the Company's attempts to raise additional capital, the opportunity being given to the Holders to participate in such offering, and other valuable consideration, the parties agrees as follows:

     1. The Holders agree to exchange all accrued and unpaid interest and damages due on the Debentures and all interest that will become payable on such Debentures on or before June 30, 1999 (such aggregate amount set forth below the undersigned's name on the execution page of this Agreement) for the Company's Series B Cumulative Convertible Redeemable Preferred Stock, and to waive any and all previously occurring or currently existing defaults under the Debentures, the Debenture Agreement, or any related registration rights agreement. To accomplish the purchase of the Company's Series B Cumulative Convertible Redeemable Preferred Stock, the undersigned agrees to execute a Securities Purchase Agreement in substantially the same form as the agreement attached hereto as Exhibit A.

     2. Notwithstanding anything to the contrary in any other agreement, the Debenture Agreement is hereby amended so that the Holders waive their right to declare the principal and all accrued interest on the Debentures immediately due and payable pursuant to Section III of the Debenture Agreement solely due to default in the payment of interest and the failure to register the underlying shares of Common Stock, prior to the date hereof.

     3. The Holders agree not to declare the principal and accrued interest on the Debentures due and payable pursuant to Section III of the Debenture Agreement due to any of the reasons set forth in Section 2 above unless and until:

          a.  the  holders  of the  Company's  Series B  Cumulative  Convertible
     Redeemable Preferred Stock have a then exercisable right of redemption regarding such stock under Section 2(b)(iv) of the Registration Rights Agreement annexed to the Securities Purchase Agreement attached hereto as Exhibit A (the "New Registration Rights Agreement"); or

          b. 180 days have elapsed following the "Closing Date" (as that term is defined in the New Registration Rights Agreement).

     4. Notwithstanding anything to the contrary in any other agreement, Section IV.D of the Debenture Agreement is hereby amended such that:

          a. the Holders will not have any right to force the Company to redeem any Debenture unless and until the holders of the Company's Series B Cumulative Convertible Redeemable Preferred Stock have a then exercisable right of redemption regarding such stock under Section 2(b)(iv) of the New Registration Rights Agreement; and

          b. the Holders will have no future right to accrue any penalty for the Company's failure to file a registration statement regarding the securities underlying the Debentures (the "Registration Statement"), or the Company's failure to cause the Registration Statement to become effective, other than as set forth below:

               i. If the Registration Statement is not filed in proper form with the Securities and Exchange Commission on or before the Required Filing Date (as that term is defined in the New Registration Rights Agreement), then the Company shall pay the undersigned a late filing penalty on the first day after such Required Filing Date in an amount equal to three percent (3%) of the face amount of the Debentures then held by the Holders.

               ii. If the Registration Statement is not filed in proper form with the Securities and Exchange Commission on or before each monthly anniversary of the Required Filing Date (as that term is defined in the New Registration Rights Agreement), then the Company shall pay the Holders a late filing penalty on each such date in an amount equal to three percent (3%) of the face amount of the Debentures then held by the Holders.

               iii. If the Registration Statement is not effective on or before the Required Effective Date (as that term is defined in the New Registration Rights Agreement), then the Company shall pay the Holders a late filing penalty on the first day after such Required Effective Date in an amount equal to three percent (3%) of the face amount of the Debentures then held by the Holders.

               iv. If the Registration Statement is not effective on or before each monthly anniversary of the Required Effective Date (as that term is defined in the New Registration Rights Agreement), then the Company shall pay the Holders a late filing penalty on each such date in an amount equal to two percent (2%) of the face amount of the Debentures then held by the Holders.

     5. Except for the remedies granted to the Holders pursuant to Section III and Section IV of the Debenture Agreement, the Holders do not waive any and all other remedies available to them under the Debenture Agreement and any related New Registration Rights Agreement.

     6. In all other respects the Debenture and the Debenture Agreement shall remain unchanged.

     7. This Waiver and Amendment Agreement shall not be binding on any party until similar agreements are fully executed by all Holders and the Company. Notwithstanding the foregoing, this Waiver and Amendment Agreement may be executed in counterparts and by facsimile signature.

     8. This Waiver and Amendment Agreement shall be construed under the laws of the State of Colorado for contracts executed and to be performed fully in such State.


     IN WITNESS WHEREOF, each of the undersigned have executed this Waiver and Amendment Agreement effective as of the date first above written.

U.S. Wireless Data, Inc.

By:
     --------------------------------------------------

Print Name:
            -------------------------------------------

Title:
      -------------------------------------------------

Date:
     --------------------------------------------------


Debenture Holder                             Debenture Holder

By:                                          By:
   -------------------------------------        --------------------------------

Print Name:                                  Print Name:
           -----------------------------                ------------------------

Title:                                        Title:
      ----------------------------------            ----------------------------

Date:                                         Date:
     -----------------------------------           -----------------------------

Face Amount of                                  Face Amount of:
Debentures Held:  $                             Debentures Held:  $
                    --------------------                            ------------
Aggregate Interest and                          Aggregate Interest and
Penalties Owed as of                            Penalties Owed as of
the calculation date: $                         the calculation date: $
                       -----------------                               ---------
                           Debenture Holder

                           By:
                               --------------------------------------

                           Print Name:
                                      -------------------------------

                           Title:
                                 ------------------------------------

                           Date:
                                -------------------------------------

                           Face Amount of
                           Debentures Held:  $
                                              -----------------------
                           Aggregate Interest and
                           Penalties Owed as of
                           the Calculation Date:  $
                                                   ------------------

                                    EXHIBIT A

                      FORM OF SECURITIES PURCHASE AGREEMENT
                   WITH REGISTRATION RIGHTS AGREEMENT ANNEXED

             [Filed herewith as Exhibit 4.1 and 4.2, respectively.]